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Press Release                                     Contact:  Martha Buckley
                                                            610 859-2952


               FOR IMMEDIATE RELEASE
                         FOAMEX INTERNATIONAL ANNOUNCES
                 TERMINATION OF DISCUSSIONS WITH POTENTIAL BUYER
                 ----------------------------------------------

         LINWOOD, PENNSYLVANIA, April 5, 2000 -- Foamex International Inc. (Nasdaq: FMXI), North America's largest manufacturer of flexible polyurethane and advanced polymer foam products, announced today that the company's discussions with a potential buyer of all the company's outstanding common stock have been terminated, with no agreement having been reached.

         Marshall S. Cogan, Chairman, said, "The Board of Directors, with the assistance of its financial advisors, will continue to evaluate strategic alternatives in the best interest of all Foamex shareholders."

         Foamex, headquartered in Linwood, Pennsylvania, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The company also manufacturers high-performance polymers for diverse applications in the industrial, aerospace, electronics and computer industries as well as filtration and acoustical applications for the home. For information, visit the Foamex web site at http://www.foamex.com.

         This press release contains forward-looking information, and actual results may materially vary from those expressed or implied herein. Factors that could affect these results include those mentioned in the documents filed with the Securities and Exchange Commission.

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